Amended Schedule 1
Dated July 31, 2018
to the
Investment Advisory Agreement
Touchstone Strategic Trust
Dated May 1, 2000

Listing of Funds and Advisory Fee Rates

Name of Fund	Annual Basic Fee Rate
Touchstone Balanced Fund	0.55% on the first $200 million of assets;
0.50% on the next $200 million of assets;
0.45% on the next $600 million of assets;
0.40% on the next $1 billion of assets;
0.35% on assets over $2 billion
Touchstone Credit Opportunities Fund	1.10% on all assets
Touchstone Dynamic Equity Fund
0.85% on the first $300 million of assets;
0.80% on the next $200 million of assets;
0.75% on the next $250 million of assets;
0.70% on the next $250 million of assets;
0.65% on the next $500 million of assets;
0.60% on the next $500 million of assets; and
0.55% on assets over $2 billion

Touchstone Flexible Income Fund	0.60% on the first $500 million of assets; and 0.50% on assets over $500 million
Touchstone Focused Fund	0.70% on the first $100 million of assets; 0.65% on the next $400 million of assets; and 0.60% on assets over $500 million
Touchstone Growth Opportunities Fund	0.75% on the first $500 million of assets; 0.70% on the next $1.5 billion of assets; 0.65% on assets over $2 billion.
Touchstone Growth Opportunities Fund	0.80% on all assets
Touchstone International Growth Fund	0.90% on the first $500 million of assets; 0.85% on the next $1 billion of assets; and 0.80% on assets over $1.5 billion
Touchstone International Small Cap Fund
0.95% on the first $300 million of assets;
0.90% on the next $200 million of assets;
0.85% on the next $250 million of assets;
0.80% on the next $250 million of assets;
0.75% on the next $500 million of assets;
0.70% on the next $500 million of assets; and
0.65% on assets over $2 billion

Touchstone International Equity Fund	0.70% on the first $500 million of assets;
0.65% on the next $300 million of assets;
0.60% on the next $200 million of assets;
0.50% on the next $1 billion of assets;
0.40% on assets over $2 billion
Touchstone International Value Fund	1.00% on all assets
Touchstone Large Cap Focused Fund	0.70% on the first $500 million of assets;
0.65% on the next $300 million of assets;
0.60% on the next $200 million of assets;
0.50% on the next $1 billion of assets;
0.40% on assets over $2 billion
Touchstone Large Cap Fund	0.70% on the first $500 million of assets; 0.64% on the next $500 million of assets; and 0.60% on assets over $1 billion
Touchstone Large Company Growth Fund	0.750% on the first $500 million of assets; 0.725% on the next $1.5 billion of assets; 0.700% on assets over $2 billion.
Touchstone Mid Cap Growth Fund	0.75% on the first $500 million of assets; 0.70% on the next $500 million of assets; and 0.65% on assets over $1 billion
Touchstone Ohio Tax-Free Bond Fund	0.50% on the first $100 million of assets; 0.45% on the next $100 million of assets; 0.40% on the next $100 million of assets; and 0.375% on assets over $300 million
Touchstone Sands Capital Emerging Markets Growth Fund	1.00% on all assets
Touchstone Small Cap Growth Fund	1.00% on the first $300 million of assets; and 0.95% on assets over $300 million
Touchstone Small Cap Value Opportunities Fund	0.95% on the first $300 million of assets; 0.90% on the next $200 million of assets; and 0.85% on assets over $500 million
Touchstone Small Company Fund	0.70% on the first $500 million of assets;
0.65% on the next $300 million of assets;
0.60% on the next $200 million of assets;
0.50% on the next $1 billion of assets;
0.40% on assets over $2 billion
Touchstone Sustainability and Impact Equity Fund	0.65% on the first $1 billion of assets; 0.60% on assets over $1 billion
Touchstone Value Fund	0.65% on all assets
Touchstone Controlled Growth with Income Fund	0.20% on the first $1 billion of assets; 0.175% on the next $1 billion of assets; 0.15% on the next $1 billion of assets; and 0.125% on assets over $3 billion
Touchstone Dynamic Diversified Income Fund	0.20% on the first $1 billion of assets; 0.175% on the next $1 billion of assets; 0.15% on the next $1 billion of assets; and 0.125% on assets over $3 billion
Touchstone Dynamic Global Allocation Fund	0.25% on the first $1 billion of assets; 0.225% on the next $1 billion of assets; 0.20% on the next $1 billion of assets; and 0.175% on assets over $3 billion

[signature page follows]

This Schedule 1 to the Investment Advisory Agreement is signed as of the date first set forth above.

TOUCHSTONE STRATEGIC TRUST

By:	/s/ Terrie Wiedenheft

Name: Terrie Wiedenheft Title: Controller and Treasurer

TOUCHSTONE ADVISORS, INC.

By:	/s/ Steve Graziano
Name: Steve Graziano Title: President

By:	/s/ Terrie Wiedenheft
Name: Terrie Wiedenheft
Title: CFO